UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 50073 / July 23, 2004

Admin. Proc. File No. 3-11557

In the Matter of Spiegel, Inc., Respondents.	: : : : : : : : :	ORDER INSTITUTING PROCEEDINGS, MAKING FINDINGS, AND REVOKING REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(j) OF THE SECURITIES EXCHANGE ACT OF 1934

I.

The Securities and Exchange Commission (“Commission”) deems it necessary and appropriate for the protection of investors that proceedings be, and hereby, are instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Exchange Act”) against Spiegel, Inc. (“Spiegel”).

II.

In anticipation of the institution of these proceedings, Spiegel has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, Spiegel consents to the entry of this Order Instituting Proceedings, Making Findings, and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 (“Order”), as set forth below.

III.

On the basis of this Order and Spiegel’s Offer, the Commission finds1 that:

A.	Spiegel is registered with the Commission pursuant to Section 12(g) of the Exchange Act, and has been registered since 1987;

B.	Spiegel is a Delaware corporation headquartered in Downer’s Grove, Illinois.

C.	Spiegel was founded in 1865. Until June 2002 the company’s stock traded on the NASDAQ. On June 3, 2002 the company was delisted from NASDAQ and now trades in the pink sheets.

D.	Since April of 2002, Spiegel has failed to comply with its reporting requirements under Section 13 of the Exchange Act;

E.	On March 7, 2003, the Commission filed a civil injunctive action against Spiegel for violations of the antifraud and reporting provisions of the federal securities laws. Specifically, the complaint alleged that Spiegel intentionally withheld from the public for over one year the fact that its auditor, KPMG, issued the company a “going concern” notice due to the company’s deteriorating financial condition. Spiegel partially settled the matter by consenting to the entry of a permanent injunction prohibiting Spiegel from future violations of Sections 10(b) and 13(a) of the Exchange Act and Rules 10b-5, 13a-1 and 13a-13 thereunder;

F.	Since the filing of the civil injunctive action Spiegel has made attempts to come into compliance with its reporting obligations. However, Spiegel has failed to come into compliance with its reporting obligations; and

G.	On March 17, 2003, Spiegel filed for bankruptcy.

IV.

Section 12(j) of the Exchange Act provides as follows:

The Commission is authorized, by order, as it deems necessary or appropriate for the protection of investors to deny, to suspend the effective date of, to suspend for a period not exceeding twelve months, or to revoke the registration of a security, if the Commission finds, on the record after notice and opportunity for hearing, that the issuer of such security has failed to comply with any provision of this title or the rules and regulations thereunder. No member of a national securities exchange, broker, or dealer shall make use of the mails or any means of instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security the registration of which has been and is suspended or revoked pursuant to the preceding sentence.

In view of the foregoing, the Commission finds that it is necessary and appropriate for the protection of investors to impose the sanction specified in Spiegel’s Offer.

Accordingly, it is hereby ORDERED, pursuant to Section 12(j) of the Exchange Act, that registration of each class of Spiegel’s securities registered pursuant to Section 12 of the Exchange Act be, and hereby is, revoked.

For the Commission, by its Secretary, pursuant to delegated authority.

/s/ Jonathan G. Katz
Secretary

Endnotes

[1]	The findings herein are made pursuant to Spiegel’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.